EMPLOYMENT AGREEMENT

         This Agreement is effective as of the 1st day of February, 2000 ("Agreement") and is made by and between eAutoclaims.com, Inc., a Florida Corporation ("Company"), and Eric Seidel, a resident of the State of Florida ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions contained in this Agreement and to ensure the availability of the Executive's services to the Company.

         WHEREAS, the Executive desires to accept such employment and render his services in accordance with the terms and conditions contained in this Agreement.

         WHEREAS, the Executive and the Company desires to enter into this Agreement which will fully recognize the contributions of the Executive and assure harmonious management of the Company's affairs.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       Term of Employment
                  ------------------

                  a. Offer/Acceptance/Effective Date. The Company hereby offers employment to the Executive and the Executive hereby accepts employment subject to the terms and conditions set forth in this Agreement.
                  b. Term. The term of this Agreement shall commence on the date first indicated above and shall remain in effect until February 1, 2003, a three- (3) year term. ("Term").

         2.       Duties.
                  -------

                  a. General Duties. The Executive shall serve as President/CEO of the Company with duties and responsibilities that are customary for such executives including, without limitation, the overall management/leadership and future vision of the Company subject to the approval and ratification of the Board of Directors of the Company.

                  b. Best Efforts. The Executive covenants to use his best efforts to perform his duties and discharge
                           his responsibilities   pursuant  to  this  Agreement
                           in  a competent, diligent and faithful manner.

                  c. Devotion of Time. The Executive shall devote substantially all of his time, attention and energies during normal business hours to the Company's affairs (exclusive of periods of sickness and disability of such normal holiday and vacation periods as have been established by the Company).

         3.       Compensation and Expenses.
                  --------------------------

                  a. Base Salary. For the services of the Executive to be rendered by him under this Agreement, the Company will pay the Executive for each of the periods indicated below an annual base salary (the "Base Salary") as follows:

                           (i)   From 2/1/00 to 2/1/01, the amount of $135,200.1
                           (ii)  From 2/1/01 to 2/1/02, the amount of $165,000.
                           (iii) From 2/1/02 to 2/1/03, the amount of $180.000.

                           1 After three months of consecutive profit the Executive's Base Salary will be increased to $150,000

                           The Base Salary shall be prorated over the time period that Executive performs services under this Agreement in any year during this Agreement shall terminate before December 31st thereof.

                           The Company shall pay the Executive his Base Salary in equal installments no less than semi-monthly.

                  b. Base Salary Adjustment. The Base Salary may not be decreased hereunder during the term of this Agreement, but may be increased upon review by, and at the sole discretion of, the Company's Board of Directors.

                    c. Bonus. Executive shall be entitled to receive bonus compensation in an amount as approved by the Company's Board of Directors based upon the performance criteria as may be established by the Compensation Committee from time to time. Such bonuses may be paid in cash or issued in shares of the Company's common stock on such terms as recommended by the Compensation Committee and approved by the Board of Directors. But, at no time may the bonus be less then 5% of the Company's pre-tax profit. The Executive may elect to receive the Bonus in the Company's common stock at 90% of the current market value.

                    d. Expenses. In addition to any compensation received pursuant to Section 3, the Company will reimburse the Executive for all reasonable, ordinary and necessary travel, educational, seminar, trade shows, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement shall include travel, lodging and food costs for Executive's immediate family to the extent they accompany Executive on business related travel.

                    e. Subsidiary and Affiliate Payments. In recognition of the fact that in the course of the performance of his duties hereunder, the Executive may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Executive and the Company may at any time and from time to time agree that all or any portion of the compensation due the Executive hereunder may be paid directly to the Executive by one or more of the Company's subsidiaries or affiliated companies.

                    f. Additional Equity Based Incentive Compensation. Executive shall be entitled to additional annual equity-based incentive compensation as set forth in the Company's Management Incentive Compensation Plan as established by the Compensation Committee of the Board of Directors.

         4.       Benefits.
                  --------

                  a. Vacation. For each calendar year during the Term during which the Executive is employed, the Executive shall be entitled to vacation (which shall accrue and vest, except as may be hereafter provided to the contrary, on each January 1st thereof) without loss of compensation or other benefits to which he is entitled under this Agreement, as follows:

                           (i)       For calendar year 2000, 20 work days;
                           (ii)      For calendar year 2001, 25 work days;
                           (iii) For calendar year 2002 and thereafter, 25 work days per year.

                           If the Executive is unable to take all of his vacation days during a year for which he becomes vested therein, then the Executive, at his sole option, may elect to (x) carry over any unused vacation to the next calendar year to be used solely in that next year or (y) receive an appropriate pro rata portion of his Base Salary corresponding to the year in which vacation days vested.

                           The Executive shall take his vacation at such times as the Executive may select and the affairs of the Company or any of its subsidiaries or affiliates may permit.

                  b. Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant  to the  provisions  of  Section  3  hereof,
                           during the Term, the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, and insurance or other employee benefit plan that is maintained at that time by the Company for its employees, including programs of life, disability, basic medical and
                           dental,   and   supplemental   medical   and   dental
                           insurance.

                  c. Automobile Allowance. During the term of this Agreement, the Company shall pay Executive an additional $600.00 per month as an automobile allowance to be applied to any automobile expense incurred by Executive.

                  d. Annual Physical. The Executive agrees to have an annual physical examination performed by a physician of his choice during each year of this Agreement. The Company shall reimburse Executive for the costs of his annual physical examination.

         5.       Termination.
                  ------------

          a. Termination for Cause. The Company may terminate the Executive's employment pursuant to this Agreement at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination. For purposes of this Agreement, the term "cause" shall mean only:

                    (i)  the Executive's  conviction of a felony and all appeals
                         with  respect   thereto  have  been   extinguished   or
                         abandoned by the Executive;

                    (ii) the Executive's  conviction of misappropriating  assets or otherwise defrauding the Company or any of its subsidiaries or affiliates;

                    (iii)material  breach by the  Executive of any  provision of this Agreement.

          b. Death or Disability. This Agreement and the Company's obligations hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of six (6) months in any twelve-month period, the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Executive. Upon any termination of this Agreement due to death or disability, the Company will pay the Executive or his legal representative as the case may be, his Base Salary (which may include any accrued but unused vacation) at such time pursuant to Section 3(a) through the date of such termination of employment (or, if terminated as a result of a disability, until the date upon which the disability policy maintained pursuant to Section 4(b)(ii) begins payment of benefits) plus any other compensation that may be due and unpaid. In the event of death or disability of the Executive, any obligations that the Executive may owe the Company for repayment of loans or other amounts shall be forgiven.

          c. Voluntary Termination. Prior to any other termination of this Agreement, the Executive may, on sixty- (60) day's prior written notice to the Company given at any time, terminate his employment with the Company. Upon such termination, the Company shall pay the Executive his Base Salary at such time pursuant to Section 3(a) through the date of such termination of employment (which shall include any vested and accrued but unused vacation time).

         6.       Restrictive Covenants.
                  ----------------------

          a. Competition with the Company. The Executive covenants and agrees that, during the Term of this Agreement, the Executive will not, without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal agent), compete with the Company. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company's outstanding shares.

          b. Disclosure of Confidential Information. The Executive acknowledges that during his employment he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or any of its subsidiaries or affiliates, as the case may be, holds a legitimate business interest. All records, files, materials and confidential information (the "Confidential Information") obtained by the Executive in the course of his employment with the Company shall be deemed confidential and proprietary and shall remain the exclusive property of the Company or any of its subsidiaries or affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason, use for his own benefit or the benefit of any person or entity with which he may be associated, disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Company, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

          c. Subversion, Disruption or Interference. At no time during the term of this Agreement shall the Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees of, or consultants to, the Company to terminate their relationship with or compete with or ally against the Company or any of its subsidiaries or affiliates in the business in which the Company or any of its subsidiaries or affiliates is then engaged in.

          d. Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this Section 6 will likely cause irreparable damage to the Company or its subsidiaries and affiliates and may, as a matter of course, be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

         7.       Change of Control.
                  -----------------

          a. For the purpose of this Agreement, a "Change of Control" shall be deemed to have taken place if any person other than the combination of First American AMO Group, Thomson Kernaghan Group or the Liviakis Group, including a "group" as defined in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of the Company's securities, after the date of this Agreement, having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities specifically approved by Executive and specifically excluded from the provisions of this Section 8 by subsequent written agreement of the Executive); provided, however, that a Change of Control shall not be deemed to have occurred if the person who becomes the owner of more than 50% of the combined voting power of the Company is the Executive or any entity (or entities) controlled by the Executive.

          b. The Company and Executive hereby agree that if Executive is in the employ of the Company on the date on which a Change of Control occurs (the "Change of Control Date"), the Company will continue to employ the Executive and the Executive will remain in the employ of the Company for the period commencing on the Change of Control Date and ending on the expiration of the Term, to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Change of Control Date. If after a Change of Control, the Executive is requested, and, in his sole and absolute discretion, consents to change his principal business location, the Company will reimburse the Executive for his relocation expenses, including without limitation, moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the change location, closing cost, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Executive as a result of any such reimbursements. If the Executive shall not consent to change his business location, the Executive may continue to provide the services required of him hereunder in Pinellas County, Florida and the Company shall continue to maintain an office for the Executive at that location commensurate with the Company's office prior to the Change of Control Date.

          c. During the remaining Term after the Change of Control Date, the Company will (i) continue to honor the terms of this Agreement, including Base Salary and other compensation set forth in Section 3 hereof, and (ii) continue employee benefits as set forth in
               Section 4 hereof at levels in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefits).

          d. If during the remaining Term on or after the Change of Control Date (i) the Executive's employment is terminated by the Company other than the cause (as defined in Section 5 hereof), or (ii) there shall have occurred a material reduction in Executive's compensation or employment related benefits, or a material change in Executive's status, working conditions or management responsibilities, or a material change in the business objectives or policies of the Company and the Executive voluntarily terminates employment within sixty (60) days of such occurrence, or the last in a series of occurrences, then the Executive shall be entitled to receive, subject to the provisions of subparagraphs (e) and (f) below, a lump-sum payment equal to 100% of the Executive's current Base Salary in addition to any other compensation that may be due to and owing to the Executive under
               Section 3 hereof.

          e. The amounts payable to the Executive under any other compensation arrangement maintained by the Company which became payable after payment of the lump-sum provided for in paragraph (d), upon or as a result of the exercise by Executive of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G and regulations thereunder), shall be reduced to the extent necessary so that such amounts, when added to such lump-sum, do not exceed 100% of the Executive's Base Salary (as computed in accordance with provisions of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder) for determining whether the Executive has received an excess parachute payment. Any such excess amount shall be deferred and pain in the next tax year.

          f.   In the event of a proposed  Change in Control,  the Company  will
               allow  the   Executive  to   participate   in  all  meetings  and
               negotiations related thereto.

         8. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire or all substantially all of the assets and business of the Company. The Executive's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         9. Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding.

         10. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following address:

                  To the Company:
                                                    eAutoclaims.com
                                                    2708 Alt 19 North, Suite 604
                                                    Palm Harbor, FL  34683

                  To the Executive:
                                                    134 Lake Shore Drive
                                                    Palm Harbor, FL  34684

               Either party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.

         11.      Miscellaneous
                  -------------

                  a. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

                  b. Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

                  c.       Attorney's   Fees.   In  the  event  any   action  is
                           commenced, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

                  d. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes any prior agreements or understandings.

                  e. Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first written above.

COMPANY:                                             EXECUTIVE:

-----------------------------------         -----------------------------
                                                Typed or Printed Name

BY: _______________________________         _____________________________
                                                              Signature
Its: ________________________________